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                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ROLLERBALL INTERNATIONAL INC.


         The undersigned corporation, in order to amend and restate its Certificate of Incorporation, hereby certifies as follows:

FIRST:   The name of the Corporation is ROLLERBALL INTERNATIONAL INC.

SECOND: The Corporation was originally incorporated in Delaware on March 7, 1994, under its present name.

THIRD:   The Certificate of Incorporation is hereby amended to effect the following:

                  a) Article SECOND of the Certificate of Incorporation is hereby amended to change the name of the registered agent to The Corporation Trust Company and the address of said registered agent to 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.


                  b) Articles FOURTH of the Certificate of Incorporation, is hereby amended and combined in one article FOURTH to (i) increase the authorized Capital Stock from 50,000,000 shares to 60,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $.001 per share and 10,000,000 shares shall be Preferred Stock, par value $.10 per share; and (ii) to effect a .594237 reverse stock split of the Corporation's Common Stock, par value $.001 per share, whereby each outstanding .594237 share of Common Stock, $.001 par value per share, will be exchanged for .594237 share of Common Stock effective on the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and all fractional shares resulting from the reverse stock split will be settled by rounding any fractional shares to the nearest whole share (.5 shares or more being rounded up to the next whole share).



                  c) Article SIXTH of the Certificate of Incorporation, is hereby amended to (i) classify the Board of Directors into three classes; (ii) increase the percentage of the combined voting power of the Corporation's outstanding capital stock needed to amend paragraphs 2,3 or 6 of Article SIXTH to 66 2/3%; and (iii) set forth certain other related matters concerning the Board of Directors of the Corporation.



                  d) Article SEVENTH of the Certificate of Incorporation is hereby renumbered Article EIGHTH and amended to clarify the limitation of liability of the directors of the Corporation and authorize the indemnification of directors.

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                  e) Article NINTH of the Certificate of incorporation is hereby added to set forth the Corporation's right to amend these articles in accordance with the Delaware General Corporation Law of the State of Delaware.

              B. The text of the Certificate of Incorporation, as amended, is hereby restated in its entirety as follows:

         "FIRST: The name of the Corporation is ROLLERBALL INTERNATIONAL INC.

         SECOND: The name of the registered agent in this state is The Corporation Trust Company, and the address of said registered agent is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

         THIRD: The nature of the business to be transacted, and the purpose to be promoted or carried out by the Corporation, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: 1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 60,000,000 shares, of which fifty million (50,000,000) shares shall be Common Stock with a par value of one-tenth of one cent ($.001) per share, and ten million (10,000,000) shares shall be Preferred Stock with a par value of ten cents ($.10) per share. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. The Board of Directors shall have the right to determine or fix one or more of the following with respect to each class or series of Preferred Stock:

                           (a) The distinctive class or serial designation and
                  the number of shares constituting such class or series;

                           (b) The dividend rates or the amount of dividends to
                  be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                           (c) The voting powers, full or limited, if any, of
                  the shares of such class or series;


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                           (d) Whether the shares of such class or series shall
                  be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemable;

                           (e) The amount or amounts payable upon the shares of
                  such class or series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (f) Whether the shares of such class or series shall
                  be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                           (g) Whether the shares of such class or series shall
                  be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                           (h) The price or other consideration for which the
                  shares of such class or series shall be issued;

                           (i) Whether the shares or such class or series which
                  are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                           (j) Such other powers, preferences, rights,
                  qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation may deem advisable.


                  2. Reverse Split of Common Stock. The 5,290,092 shares of Common Stock, par value $.001 per share, issued and outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation, are hereby changed into an aggregate of 3,143,568 shares of Common Stock, par value $.001 per share at the reverse stock split rate of .594237 for one (.594237:1) whereby each share of the Corporation's issued and outstanding Common Stock will be changed into .594237 of a share of new Common Stock. There shall be no change in the par value of the Common Stock. Any holder of a share of Common Stock who by


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         reason of such reverse split would have been entitled to receive a fraction of a share of Common Stock, will receive only the nearest whole share, with .5 share or more fractional shares being rounded up to the next whole share.


FIFTH: The name and the mailing address of the incorporator is as follows:

               Vanessa Foster
               Three Christina Centre
               201 N. Walnut Street
               Wilmington, DE 19801


SIXTH    1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.



         2. The number of directors of the Corporation shall be as from time to time provided by or pursuant to the ByLaws of the Corporation, but shall be not less than three. The directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, but in no event shall any class include less than one director. Effective upon the filing date of this Amended and Restated Certificate of Incorporation, Class 1 directors shall be elected for a three-year term expiring in 2000, Class 2 directors for a two-year term expiring in 1999 and Class 3 directors for a one-year term expiring in 1998. At each succeeding annual meeting of stockholders beginning at the 1998 annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.



         3. Newly created directorship resulting from any increase in the authorized number of directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the stockholders with or without cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. For the purpose of this Article SIXTH, "cause" shall mean



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(i) the willful failure of a director to perform in any substantial respect such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), (ii) the willful malfeasance by a director in the performance of his duties to the corporation which is materially and demonstrably injurious to the Corporation, the commission by a director of an act of fraud in the performance of his duties, (iii) the conviction of a director for a felony punishable by confinement for a period of excess of one year, (iv) the final determination by a court of competent jurisdiction or by a Federal or State Governmental Agency that a director has committed fraud with respect to Federal or State Securities laws or (v) the ineligibility of a director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority or any securities exchange upon which the Company's securities may be listed or traded, including the Nasdaq Stock Market, Inc.


         4. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference shares issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.



         5. Where the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.



         6. Notwithstanding any other provisions of this Certificate of Incorporation or the ByLaws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the ByLaws of the Corporation or otherwise), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, Paragraph 2, 3, or 6 of this Article
SIXTH.:

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to

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any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH   1. The Corporation shall, to the fullest extent permitted by Section
145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director in his capacity as a director; provided, however, that a director shall be liable to the extent provided by applicable law (i) for the breach of the director's duty of loyalty tot eh Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         3. Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer of director to repay such amount if it shall be ultimately determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         4. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligation of the Corporation to pay in advance expenses incurred by an officer or director of the corporation in defending any action, suit or proceeding arising

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         out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

                  NINTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the General Corporation Law of the State of Delaware. All rights herein conferred are granted subject to this express reservation.

FOURTH: The amendment effected herein was authorized by written consent of the holders of a majority of all of the outstanding shares entitled to vote thereon pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and prompt written notice was delivered to all shareholders of the corporation who have not consented hereto, pursuant to Section 228 of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, said ROLLERBALL INTERNATIONAL INC. has caused this Certificate to be signed by Jack Forcelledo, Chairman of the Board, and attested by James Hartnett, Secretary, this ___ day of _________, 1998.




                                               /s/Jack Forcelledo
                                               --------------------------------
                                               Jack Forcelledo
                                               Chairman




ATTEST:


By:     /s/ James Hartnett
   -----------------------------
     James Hartnett, Secretary


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